EXHIBIT 10.6

SHARE PURCHASE AGREEMENT

This Agreement is made as of January 1, 2000 between

               GRANT BROTHERS SALES, LIMITED, a corporation existing under the laws of Canada (the "Vendor"),

                                       and

               SPECTRE INDUSTRIES, INC., a corporation existing under the laws of Nevada (the "Purchaser").

RECITALS

A. The Vendor is the registered and beneficial owner of the Purchased Shares.

B. The Purchaser wishes to purchase and the Vendor wishes to sell the Purchased Shares on the terms of this Agreement.

For value received, the parties agree as follows.

SECTION 1 - INTERPRETATION

1.1 Definitions. In this Agreement the following terms have the meanings set out below.

(a) Agreement means this share purchase agreement including any recitals and schedules to this share purchase agreement, as amended, supplemented or restated from time to time.

(b) Corporation means Grant Automotive Group Inc., a corporation existing under the laws of Ontario.

(c) Encumbrances means all options, pledges, mortgages, security interests, liens, charges, adverse claims, rights, restrictions, burdens and encumbrances whatsoever.

(d) Management Services Agreement means the management services agreement dated the date of this agreement between the Purchaser, the Vendor and the Corporation.

(e) Purchase means the transaction of purchase and sale contemplated by this Agreement.

(f) Purchase Price has the meaning given to it in section 2.1.

(g) Purchased Shares means all the common shares issued and outstanding in the capital of the Corporation as at the date of this Agreement.

(h) Securities Act means the United States Securities Act of 1933, as amended.


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1.2 Headings and References. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 Extended Meanings. Words importing the singular include the plural and vice versa and words importing gender include all genders. The term "including" means "including without limitation" and the term "includes" has a similar meaning.

SECTION 2 - PURCHASE, SALE AND PLEDGE

2.1 Purchased Shares. On the terms of this Agreement, as at the date of this Agreement, the Vendor hereby sells to the Purchaser free and clear of all Encumbrances and the Purchaser hereby purchases all of Vendor's right, title and interest in and to the Purchased Shares for a purchase price equal to the aggregate value of US$500,000 (the "Purchase Price").

2.2 Payment of the Purchase Price. The Purchaser shall satisfy the Purchase Price by paying on or before the date of this Agreement US$500,000 to the Vendor by cheque;

2.3 Accounting Matters.

(a) Review. Promptly following the date of this Agreement, the parties shall retain the Vendor's independent accountants to conduct a review of the financial statements of the Corporation for the year ending December 31, 1999 (the "1999 Financial Statements"). The 1999 Financial Statements shall be prepared in accordance with generally accepted accounting principles in effect in Canada from time to time, including the accounting recommendations published in the Handbook of the Canadian Institute of Chartered Accountants and on a consistent basis with those accounting principles used by the Vendor in preparing its December 31, 1998 financial statements which were reviewed by the Vendor's independent accountants.

(b) Currency Conversion Schedule. Based on the 1999 Financial Statements, the Vendor shall direct the Vendor's independent accountants to prepare a schedule (the "Currency Conversion Schedule") setting out the total revenues attributable to the Business, as that term is defined in the Management Services Agreement, for the 1999 fiscal year as at December 31, 1999 expressed in US dollars and using an exchange rate in which one Canadian dollar is equal to US$0.68.

(c) Draft Documents. The Vendor shall direct the Vendor's independent accountants to provide the parties with:

      (1) a draft review engagement 1999 Financial Statements, including a draft review engagement report thereon; and

      (2) a draft Currency Conversion Schedule, together with a draft report thereon indicating that the schedule has been prepared in accordance with this Agreement.

(d) Review and Comment. The parties shall have 10 days to provide their comments and then the independent accountants shall finalize the 1999 Financial Statements and the Currency Conversion Schedule. The finalized 1999 Financial Statements and the Currency Conversion Schedule shall be final and binding on the parties. The Vendor shall pay the independent accountants' costs for the review of the 1999 Financial Statements and the preparation of the Currency Conversion Schedule.


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SECTION 3 -- REPRESENTATIONS AND WARRANTIES OF THE VENDOR

            The Vendor represents and warrants to the Purchaser as stated below and acknowledges that the Purchaser is relying on the accuracy of each such representation and warranty in entering into this Agreement and completing the Purchase.

3.1 Corporate Matters

(a) Status and Capacity of Vendor. The Vendor is a subsisting corporation under the laws of Canada, and has the corporate power and capacity to execute and deliver this Agreement and to consummate the Purchase.

(b) Authorization of Purchase. The execution and delivery of this Agreement and the consummation of the Purchase have been validly authorized by the Vendor.

(c) Enforceability. This Agreement has been validly executed and delivered by the Vendor and is a legally binding obligation of the Vendor enforceable against the Vendor, subject, as to enforcement, to bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

      (1) require any consent, authorization, approval or other action of any government authority; or

      (2) violate or constitute a default under the articles or by-laws of the Vendor or any note, indenture, mortgage, deed of trust or other contract, agreement or commitment of the Vendor.

(d) Residence. The Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

3.2 The Corporation.

(a) Status of Corporation. The Corporation has been duly incorporated and organized and is a subsisting corporation under the laws of Ontario. The Corporation is a "private company" within the meaning of the Securities Act (Ontario).

(b) Authorized and Issued Share Capital. The authorized capital of the Corporation consists of an unlimited number of common shares, of which 10,000 common shares have been duly issued and are outstanding as fully paid and non-assessable shares in the capital of the Corporation. The Corporation has not issued or authorized the issue of any shares except the Purchased Shares.

(c) Title to Shares. The Vendor legally and beneficially owns and controls all of the Purchased Shares with a good and marketable title thereto free of any Encumbrances, other than Encumbrance contained in laws of general application.

(d) No Employees. The Corporation has no employees, nor has it ever employed an employee.


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SECTION 4 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser represents and warrants to the Vendor as stated below and acknowledges that the Vendor is relying on the accuracy of each such representation and warranty in entering into this Agreement and completing the Purchase.

4.1 Status. The Purchaser is a subsisting corporation under the laws of Nevada, and has the corporate power and capacity to execute and deliver this Agreement and to consummate the Purchase.

4.2 Due Authorization. The execution and delivery of this Agreement and the consummation of the Purchase have been validly authorized by the Purchaser.

4.3 Enforceability. This Agreement has been validly executed and delivered by the Purchaser and is a legally binding agreement of the Purchaser enforceable against the Purchaser, subject, as to enforcement, to bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

      (1) require any consent, authorization, approval or other action of any government authority; or

      (2) violate or constitute a default under the articles or by-laws of the Vendor or any note, indenture, mortgage, deed of trust or other contract, agreement or commitment of the Vendor.

SECTION 5 -- SURVIVAL AND INDEMNIFICATION

5.1 Survival. The representations and warranties contained in sections 3 and 4 shall survive the closing for a period of one year and the undertakings and agreements to be performed after the date of this agreement shall survive the closing indefinitely unless otherwise specified in this Agreement. Notwithstanding the foregoing, any representation, warranty, undertaking or agreement that survives the closing but would otherwise terminate in accordance with this section 5.1 will continue to survive to the extent notice of any claim has been given on or prior to the termination of such survival until the related claim for indemnity has been satisfied or otherwise resolved as provided in this section 5.

5.2 Indemnity for Purchaser. The Vendor shall, subject to the other terms of this Agreement, indemnify the Purchaser and save and hold the Purchaser harmless from, against, for and in respect of any and all damages (including amounts paid in settlement with the Vendor's consent), losses, obligations, liabilities, liens, deficiencies, costs and expenses, including reasonable attorneys' fees and other reasonable costs and expenses incident to any suit, action, investigation, claim or proceeding net of any amounts recoverable under insurance policies, suffered, sustained, incurred or required to be paid by the Purchaser by reason of:

      (a) any representation or warranty made by the Vendor in this Agreement which is untrue or incorrect in any material respect; or

      (b) any material failure by the Vendor to observe or perform its undertakings and agreements set out in this Agreement.


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5.3 Indemnity for Vendor. The Purchaser shall, subject to the other terms of this Agreement, indemnify the Vendor and save and hold the Vendor harmless from, against, for and in respect of any and all damages (including amounts paid in settlement with the Purchaser's consent), losses, obligations, liabilities, claims, deficiencies, costs and expenses, including reasonable attorneys' fees and other reasonable costs and expenses incident to any suit, action, investigation, claim or proceeding net of any amounts recoverable under insurance policies, suffered, sustained, incurred or required to be paid by the Vendor by reason of:

      (a) any representation or warranty made by the Purchaser in this Agreement which is untrue or incorrect in any material respect;

      (b) any material failure by the Purchaser to observe or perform its undertakings and agreements set out in this Agreement.

5.4 Right to Defend. Upon receipt of a notice of a claim under this section 5 (a "Claim Notice"), the party obliged to provide an indemnity under this Agreement (the "Indemnifying Party") shall promptly assume the defense of, and contest or otherwise protect against, such suit, action investigation, claim or proceeding at its own cost and expense. The other party (the "Indemnified Party") shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or in the event set out in the next sentence. In the event the Indemnifying Party shall fail to defend, contest or otherwise protect within 10 days of the receipt of a Claim Notice against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right, but not the obligation, to defend, contest or otherwise protect against the same and, with the prior written approval of the Indemnifying Party, make any compromise or settlement thereof and subject to the limitations set out in sections 5.2 or 5.3, as the case may be, recover the entire cost thereof from the Indemnifying Party including all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof which was approved by the Indemnifying Party. However, if the Indemnifying Party undertakes the defense of such matters, the Indemnified party shall not be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party.

SECTION 6 -- REPURCHASE OF PURCHASED SHARES

6.1 On Insolvency or Bankruptcy of Purchaser. In the event that the Purchaser becomes technically insolvent, files for bankruptcy, is forced into involuntary bankruptcy, or seeks to effect a transfer of assets outside of the ordinary course of business in order to satisfy creditor obligations, the Vendor shall have the right:

      (a) to purchase all of the assets attributable to or otherwise used in the Business, as that term is defined in the Management Services Agreement, by paying the Purchaser an amount equal to US$500,000 in cash; or

      (b) to terminate the Management Services Agreement and any remaining obligations under this Agreement, all without penalty. In the event the Management Services


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            agreement is terminated, then the option referenced in paragraph 6.2 below shall simultaneously be terminated.

6.2 On Failure to Exercise Option. In the event that the Corporation fails to exercise its right under section 2.3(b)(3) of the Management Services Agreement and to pay the amount required to the Vendor, then the Vendor, if having given notice of its intent to re-purchase the Business no later than December 31, 2004, shall have the right at any time in the first quarter of 2005 (but not thereafter) to purchase all of the assets attributable to or otherwise used in the Business, as that term is defined in the Management Services Agreement, by paying the Purchaser an amount equal to US$500,000 in cash.

SECTION 7 -- ARBITRATION

7.1 Scope. Any dispute or other controversy between the parties relating to this Agreement (including any dispute as to whether an issue is arbitrable) shall be referred to arbitration under the Arbitration Act, 1991 (Ontario), but subject to the terms of this section 7.

7.2 Appointment of Arbitrators. A party desiring arbitration under this section 7 shall give a notice of arbitration to the other party containing a concise description of the matter submitted for arbitration. Within 10 business days after a party gives a notice of arbitration, the parties shall jointly appoint a single arbitrator (the "Arbitrator"), who shall be a retired judge of the Ontario Court (General Division) or of any court of a province of Canada having jurisdiction comparable to or higher than that of such court. If the parties fail to appoint an Arbitrator within such time, an Arbitrator shall be designated by a judge of the Ontario Court (General Division) upon application by either party.

7.3 Powers of Arbitrator. The Arbitrator may determine all questions of law and jurisdiction (including questions as to whether a dispute is arbitrable) and all matters of procedure relating to the arbitration. The Arbitrator shall have the right to grant legal and equitable relief (including injunctive relief) and to award costs (including legal fees and the costs of the arbitration) and interest.

7.4 Arbitration Procedure. The arbitration shall take place in the Municipality of Metropolitan Toronto at such place therein and time as the Arbitrator may fix. No later than 20 business days after hearing the representations and evidence of the parties, the Arbitrator shall make his or her determination in writing and deliver one copy to each of the parties. The decision of the Arbitrator shall be final and binding upon the parties in respect of all matters relating to the arbitration, the conduct of the parties during the proceedings, and the final determination of the issues in the arbitration.

7.5 Awards and Appeal. There shall be no appeal from the determination of the Arbitrator to any court under the Arbitration Act, 1991 (Ontario). Judgment upon any award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

7.6 Costs of Arbitration. The costs of any arbitration under this section 7 shall be borne by the parties in the manner specified by the Arbitrator in his or her determination.

7.7 Rules. Insofar as they do not conflict with this section 7, the Rules of Procedure For Commercial Arbitration of the Arbitration and Mediation Institute of Canada Inc. in effect at the date of commencement of any arbitration held under this section 7 shall be applicable to the


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arbitration, and the Arbitrator shall have jurisdiction to take such action and make such orders as are contemplated in such rules.

7.8 Condition Precedent. Submission to arbitration under this section 7 shall be a condition precedent to bringing any action with respect to this Agreement.

SECTION 8 -- GENERAL

8.1 Notice. Unless otherwise specified, each notice to a party must be given in writing and delivered personally or by overnight courier or transmitted by fax to the party as follows:

         If to the Vendor:          Grant Brothers Sales, Limited
                                    140 Wendell Avenue, Unit #1
                                    North York, Ontario M9N 3R2
                                    Attention: President
                                    Fax No: (416) 249-5864

         If to the Purchaser:       Spectre Industries, Inc.
                                    c/o Ian Grant, Chief Executive Officer
                                    3992 Sunnycrest Drive
                                    North Vancouver, B.C.
                                    Canada V7R 3C9

                                    with a copy to:

or to any other address, fax number or individual that the party designates. Any notice, if delivered personally or by courier, will be deemed to have been given when actually received, and if transmitted by fax before 3:00 p.m. (Toronto time) on a business day, will be deemed to have been given on that business day, and if transmitted by fax after 3:00 p.m. (Toronto time) on a business day, will be deemed to have been given on the next business day.

8.2 Time. Time shall be of the essence of this Agreement.

8.3 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario, and each of the parties irrevocably attorns to the non-exclusive jurisdiction of the courts of Ontario.

8.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior agreements, representations, negotiations and understandings, whether written or verbal. No term of this Agreement may be amended or waived except in writing.


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8.5 Severability. Any term of this Agreement which is invalid or unenforceable shall not affect any other term and shall be deemed to be severable.

8.6 Assignment and Enurement. No party may assign this Agreement without the prior written consent of the other party (except to an affiliate of such party), which consent may not be unreasonably withheld or delayed. This Agreement enures to the benefit of and binds the parties and their respective successors and permitted assigns.

8.7 Counterparts and Fax Delivery. This Agreement and any amendment, supplement, restatement or termination of any term of this Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument. A party may deliver this Agreement and any amendment, supplement, restatement or termination of any term of this Agreement by fax.

The parties have duly executed this Agreement.

                                        GRANT BROTHERS SALES, LIMITED

                                        By: /s/ John D. Grant
                                           -------------------------------------
                                           John D. Grant
                                           Chief Operating Officer

                                        By: /s/ Ken Grant
                                           -------------------------------------
                                           Kenneth Grant
                                           Vice President


                                       SPECTRE INDUSTRIES, INC.

                                       By:  /s/ Olof Hildebrand
                                          --------------------------------------
                                          Name: Olof Hildebrand
                                          Title: Chairman